[official seal]

                               MINISTRY OF FINANCE

                             GOVERNMENT OF BARBADOS

                                    GUARANTEE

                          The Exempt Insurance Act 1983
                                   Section 32

BARBADOS

     THIS GUARANTEE is given this 21st day of June, Two Thousand by THE GOVERNMENT OF BARBADOS acting herein by the Minister of Finance to INTEGON RE (BARBADOS), LIMITED, a company incorporated and registered under the provisions of the Companies Act, Cap. 308 of the laws of Barbados and having its registered office situate at c/o Colybrand Company Services Limited, The Financial Services Centre, Bishop's Court Hill, St. Michael (hereinafter called "the company") pursuant to section 32 of the Exempt Insurance Act 1983.

                  WHEREBY IT IS AGREED AND DECLARED as follows:

     1. The Company is entitled to all benefits and exemptions at present set forth in sections 29, 30, 31 and 33 of the Act for a period of thirty (30) years, that Is to say, a period commencing with the date of issue of the licence to the company and ending with the close of the Company's fiscal period in the thirtieth year following the year of its incorporation.

     2. Subject to paragraph 1 hereof, this Guarantee will continue to apply with full effect and shall during its term be subject to any amendments made to the Act.

     3. This Guarantee will continue to apply notwithstanding any changes in the Company's name, Articles of Incorporation, place of business, directors or ownership in accordance with the Exempt Insurance Act 1983 and other laws of Barbados, and the Guarantee will also apply to any successor corporation of the
Company:

     Provided that the successor corporation is at all material times duly licensed and approved under the act as amended or future legislation of a substantially similar nature.

     4. If at any time during the term of this Guarantee, the Act or similar legislation is amended to provide tax rates or exemptions which are more favourable to the Company, the Company shall be entitled to those tax rates or exemptions and shall inform the Minister in writing of its intention to claim

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the benefits thereof and the Guarantee shall then continue to apply for the remainder of the thirty (30) year term.

     IN WITNESS whereof this Guarantee has been executed the day and year first before written.

SIGNED for and on behalf of the
GOVERNMENT OF BARBADOS
by the Minister of Finance in the
presence of:
                                       /s/ Minister of Finance
                                       .........................................

 Witness:  /s/ Shirley H. King

 Name:  ......................................

 Abode:    17 Clermont-Close, St. Michael

 Calling:  Executive Secretary